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                             KIRKPATRICK & LOCKHART LLP
                                 1800 M Street, N.W.
                               Washington, D.C.  20036
                                    (202) 778-9000

                                                              September 21, 1995


     The Dreyfus/Laurel Funds, Inc.
     200 Park Avenue
     New York, New York  10166


     Dear Sir or Madam:

              In connection with the filing of Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A (File No. 33-16338) of The Dreyfus/Laurel Funds, Inc. which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "Legal Counsel" in the Statement of Additional Information incorporated by reference into the Prospectus.

                                       Sincerely yours,

                                       /s/ Kirkpatrick & Lockhart LLP
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